Exhibit 99.1

TRANSGENOMIC ANNOUNCES PRIVATE PLACEMENT FINANCING

OMAHA, Neb. (July 1, 2015) -- Transgenomic, Inc. (NASDAQ: TBIO), a global biotechnology company advancing precision medicine through advanced diagnostic tests and clinical and research services, today announced that it has entered into a definitive purchase agreement to raise gross proceeds of approximately $3.0 million in a private placement financing. Crede Capital Group, LLC, a Los Angeles-based family office, subscribed for all but 28,000 shares in the financing.

Pursuant to the purchase agreement, Transgenomic has agreed to sell an aggregate of approximately 1.5 million shares of its restricted common stock and fully paid prefunded warrants to purchase up to approximately 0.7 million shares of its common stock, in each case at a purchase price of $1.42 per share. Additionally, for each share of common stock issued and issuable upon exercise of the fully paid prefunded warrants, the investor will receive a warrant to purchase 0.55 of a share of common stock, for warrants to purchase an aggregate of approximately 1.2 million additional shares. The warrants to purchase additional shares will be exercisable at a price of $1.66 per share beginning six months after the date of issuance and will expire five years from the date on which the warrants are initially exercisable.

Transgenomic expects to use net proceeds from the offering for general corporate and working capital purposes, including activities supporting Transgenomic’s ICE COLD-PCR technology. The closing of the offering is expected to occur on or about July 7, 2015, subject to standard and customary closing conditions.

Craig-Hallum Capital Group LLC is acting as the sole placement agent for the offering.

The securities offered in this private placement transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the investors, Transgenomic has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants. Any offering of Transgenomic’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCR™ and its unique genetic tests provided through its Patient Testing business. Transgenomic also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those relating to Transgenomic’s expectations with respect to the completion, timing and size of this offering. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission, including in Transgenomic’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2015. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, Transgenomic claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Media Contact	Investor Contact
BLL Partners LLC	Argot Partners
Barbara Lindheim, 212-584-2276	Susan Kim, 212-600-1902
blindheim@bllbiopartners.com	susan@argotpartners.com